Exhibit 99.1

LMP Automotive Holdings, Inc. Announces $10M Finance Arrangement with Mercedes-Benz Financial Services and its Franchise Dealership Subscription Launch

PLANTATION, FL / ACCESSWIRE /March 18, 2020/ LMP Automotive Holdings, Inc. (NASDAQ:LMPX) (the "Company"), an e-commerce and facilities-based platform for consumers who desire to buy, sell, rent, subscribe for or finance pre-owned and new automobiles, has entered a $10M Finance Arrangement with Mercedes-Benz Financial Services and its Franchise Dealership Subscription Launch.

Sam Tawfik, the Company’s Chairman and CEO commented, “The LMP team and I are pleased to see the confidence that Mercedes-Benz has in our flexible subscription program. We see demand for subscriptions growing, which we project will continue to grow substantially, and this finance arrangement provides us additional ability to meet demand. In addition, over the last three months we launched subscription leasing in six new markets: Maryland, Connecticut, Illinois, Texas, New Jersey and California. We have also expanded our subscription program in the Northeast by way of a partnership with LTO Holdings, LLC and affiliates for sales via their franchise dealership and rental operations platform. This month, LTO and its affiliates will subscribe for approximately 129 vehicles valued at about $2.1M which LTO will offer to their affiliate businesses.”

About LMP Automotive Holdings, Inc. – “Buy, Rent or Subscribe, Sell and Repeat.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Rent or Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Rent or Subscribe” by either renting automobiles to our customers or allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. Our all-inclusive vehicle subscription membership includes monthly swaps and covers insurance, maintenance and upkeep. We offer the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our rental and subscription programs, to customers, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.

View source version on accesswire.com:

https://www.accesswire.com/

News Provided by ACCESSWIRE via QuoteMedia